As filed with the Securities and Exchange Commission on September 26, 2006
Registration No. 333-136804

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Quadriga Superfund, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	6221 (Primary Standard Industrial Classification Number)
98-0375395 (I.R.S. Employer Identification Number)

Le Marquis Complex, Unit 5
PO Box 1479
Grand Anse
St. George’s, Grenada
West Indies
(473) 439- 2418
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	Christian Baha
Le Marquis Complex, Unit 5
PO Box 1479
Grand Anse
St. George’s, Grenada
West Indies
(473) 439-2418
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Daniel F. Spies
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-4167
        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box.    ☑
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of Additional
Securities being Registered	Price*	Registration Fee(1)*

Units of Limited Partnership Interest
Series A	$259,207,862	$0
Series B	$258,232,077	$0

(1)	Pursuant to Rule 457(o).

*	As of the date hereof, under Registrant’s previous Registration Statement on Form S-1 (Registration No. 333-122229), Registrant has $19,207,862 of registered but unsold Series A Units and $48,232,077 of registered but unsold Series B Units and has paid $18,400 in registration fees to the Securities and Exchange Commission in connection with its initial Registration Statement (Registration No. 333-88460). This Registration Statement carries forward the unsold balance of $19,207,862 of Series A Units and $48,232,077 of Series B Units from Registration No. 333-122229 and registers an additional $240,000,000 of Series A Units of Limited Partnership Interest and $210,000,000 of Series B Units of Limited Partnership Interest. In connection with its Registration Statement on Form S-1 (Registration No. 333-136804) the Registrant paid a total amount of $48,150 in registration fees relating to the additional registration of $450,000,000 of Units of Limited Partnership Interest. This Amendment No. 1 allocates the additional amount being registered between Series A and Series B as set forth in this note. Pursuant to the provisions of Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the form of prospectus set forth herein also relates to Registrant’s Registration Statement on Form S-1 (Registration No. 333-122229) declared effective February 28, 2005 and constitutes Post-Effective Amendment No. 3 thereto.
        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.     Other Expenses of Issuance and Distribution
      In connection with the organization and offering costs of the Fund, the Fund pays Superfund Capital Management a monthly fee equal to one-twelfth of 1% (1% annually) of the month end net asset value, not to exceed the actual amount of such expenses. Superfund Capital Management has estimated the organization and offering costs for the life of the offering below, which amount is approximately $973,650 or approximately 0.19% of the amount of the offering. Superfund Capital Management then pays all such organization and offering costs on behalf of the Fund, including:

Approximate
Amount

Securities and Exchange Commission Registration Fee	$48,150*
National Association of Securities Dealers, Inc. Filing Fee	45,500*
Printing Expenses	225,000
Fees of Certified Public Accountants	225,000
Blue Sky Expenses (Excluding Legal Fees)	165,000
Fees of Counsel	265,000

Total	$973,650

*	Actual, not estimated.
Item 16.     Exhibits and Financial Statement Schedules
      The following documents (unless indicted) are filed herewith and made a part of this Registration Statement.
      (a) Exhibits.

Exhibit
Number		Description of Document

1	.01(a)	Form of Amendment to Selling Agreement among each Series, Superfund Capital Management, Inc., and Superfund Asset Management, Inc.
      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on September 13, 2006 with Amendment No. 1 to Registrant’s Registration Statement on Form S-1 (Reg. No. 333-136804).

3.01	Form of Third Amended and Restated Limited Partnership Agreement of Quadriga Superfund, L.P. (included as Exhibit A to the Prospectus).
10.02	Form of Subscription Agreement and Power of Attorney (included as Exhibit D to the Prospectus).
23.01	Consent of Deloitte & Touche LLP.
23.02	Consent of KPMG LLP.
23.03	Consent of Sidley Austin LLP.

II-1

      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on August 22, 2006 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-136804).

1.03	Form of Intermediary Selling Agent Agreement between Superfund Asset Management, Inc. and the Intermediary Selling Agent.
5.01	Opinion of Sidley Austin LLP relating to the legality of the Units.
8.01	Opinion of Sidley Austin LLP with respect to Federal Income Tax Aspects.
      The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on February 2, 2005 with Amendment No. 1 to Registrant’s Registration Statement on Form S-1 (Reg. No. 333-122229).

10	.01(g)	Form of Administration, Accounting and Investor Services Agreement.
      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on January 21, 2005 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-122229).

1.01		Form of Selling Agreement among each Series, Quadriga Capital Management, Inc., and Quadriga Asset Management, Inc.
1.02		Form of Additional Selling Agreement among each Series, Quadriga Capital Management Inc. and the Additional Selling Agent.
3.02		Certificate of Limited Partnership.
10	.01(b)	Form of ADM Investor Services, Inc. Customer Agreement between each Series and ADM Investor Services, Inc.
10	.01(c)	Form of FIMAT USA, Inc. Customer Agreement between each Series and Fimat USA, Inc.
10	.01(d)	Form of Man Financial Inc. Customer Agreement between each Series and Man Financial Inc.
10	.03(e)	Forms of Bear Stearns Forex Inc. and Bear, Stearns Securities Corp. Customer Agreements between each Series and Bear Stearns Forex Inc.
10	.01(f)	Form of Barclays Capital Inc. Customer Agreement between each Series and Barclays Capital Inc.
10	.03(a)	Form of Escrow Agreement between Series A and HSBC Bank USA.
10	.03(b)	Form of Escrow Agreement between Series B and HSBC Bank USA.
      (b) Financial Statement Schedules.
      No Financial Schedules are required to be filed herewith.

II-2

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Superfund Capital Management, Inc., as general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. George’s, Grenada, West Indies, on the 26th day of September, 2006.

Quadriga Superfund, L.P.

By:	Superfund Capital Management, Inc.

General Partner

By:	/s/ Christian Baha

Title: Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, to this Registration Statement has been signed below by the following persons on behalf of Superfund Capital Management, Inc., general partner of the Registrant, in the capacity and on the date indicated.

/s/ Christian Baha Christian Baha	Principal Executive Officer, and Director	September 26, 2006

/s/ Roman Gregorig Roman Gregorig	Principal Financial Officer, Principal Accounting Officer and Director	September 26, 2006
(Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Superfund Capital Management, Inc.)

Superfund Capital Management, Inc.
General Partner of Registrant

By:	/s/ Christian Baha

Title: Chief Executive Officer
September 26, 2006

EXHIBIT INDEX
      The following documents (unless indicted) are filed herewith and made a part of this Registration Statement.
      (a) Exhibits.

Exhibit
Number		Description of Document

1	.01(a)	Form of Amendment to Selling Agreement among each Series, Superfund Capital Management, Inc., and Superfund Asset Management, Inc.
      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on September 13, 2006 with Amendment No. 1 to Registrant’s Registration Statement on Form S-1 (Reg. No. 333-136804).

3.01	Form of Third Amended and Restated Limited Partnership Agreement of Quadriga Superfund, L.P. (included as Exhibit A to the Prospectus).
10.02	Form of Subscription Agreement and Power of Attorney (included as Exhibit D to the Prospectus).
23.01	Consent of Deloitte & Touche LLP.
23.02	Consent of KPMG LLP.
23.03	Consent of Sidley Austin LLP.
      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on August 22, 2006 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-136804).

1.03	Form of Intermediary Selling Agent Agreement between Superfund Asset Management, Inc. and the Intermediary Selling Agent.
5.01	Opinion of Sidley Austin LLP relating to the legality of the Units.
8.01	Opinion of Sidley Austin LLP with respect to Federal Income Tax Aspects.
      The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on February 2, 2005 with Amendment No. 1 to Registrant’s Registration Statement on Form S-1 (Reg. No. 333-122229).

10	.01(g)	Form of Administration, Accounting and Investor Services Agreement.
      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on January 21, 2005 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-122229).

1.01		Form of Selling Agreement among each Series, Quadriga Capital Management, Inc., and Quadriga Asset Management, Inc.
1.02		Form of Additional Selling Agreement among each Series, Quadriga Capital Management Inc. and the Additional Selling Agent.
3.02		Certificate of Limited Partnership.
10	.01(b)	Form of ADM Investor Services, Inc. Customer Agreement between each Series and ADM Investor Services, Inc.
10	.01(c)	Form of FIMAT USA, Inc. Customer Agreement between each Series and Fimat USA, Inc.
10	.01(d)	Form of Man Financial Inc. Customer Agreement between each Series and Man Financial Inc.
10	.03(e)	Forms of Bear Stearns Forex Inc. and Bear, Stearns Securities Corp. Customer Agreements between each Series and Bear Stearns Forex Inc.
10	.01(f)	Form of Barclays Capital Inc. Customer Agreement between each Series and Barclays Capital Inc.
10	.03(a)	Form of Escrow Agreement between Series A and HSBC Bank USA.
10	.03(b)	Form of Escrow Agreement between Series B and HSBC Bank USA.
      (b) Financial Statement Schedules.
      No Financial Schedules are required to be filed herewith.